UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
July 18, 2002
(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	63-1097283
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3760 River Run Drive	35243
Birmingham, Alabama	(Zip Code)
(Address of principal executive offices)

(205) 970-7000
(Registrant's telephone number, including area code)

Item 5.   Other Events.

On July 18, 2002, the Registrant issued a press release announcing estimated storm losses for the second quarter of 2002 and announcing that its arbitration with F&G Re is complete. A copy of this press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.
   (c)       Exhibits

                            Exhibit No.          Description
                               99.1                  Press Release dated July 18, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of July 18, 2002.

VESTA INSURANCE GROUP, INC.

By:   /s/   Donald W. Thornton
Its:          Senior Vice President --
              General Counsel and Secretary

EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                        Contact:   Charles R. Lambert
                                                                                                                             Manager – Investor Relations
                                                                                                                             (205) 970-7030
                                                                                                                             CLambert@vesta.com

     BIRMINGHAM, Ala., - July 18, 2002 - Vesta Insurance Group, Inc. (NYSE: VTA) estimates that 2002 second quarter pre-tax operating earnings from continuing operations will be reduced by $6.2 million from losses due to catastrophes. As a result, the Company expects to record a net operating loss from continuing operations for the second quarter ranging between $0.02 and $0.05 per diluted share. Vesta incurred approximately $4.4 million in losses from tornadoes and thunderstorms in late April that caused approximately $700 million in industry losses in 17 Midwest and Mid-Atlantic states, according to the Insurance Services Office, Inc.

     Vesta also announced that its arbitration with F&G Re has been completed and that Vesta has been awarded and collected $16.4 million in cash and will take a one-time $13.6 million pre-tax, non-operating charge against GAAP earnings in the second quarter. The resolution will have a minimal impact on Vesta's statutory capital and surplus, reducing it by $7.6 million.

     "Excluding catastrophes, our second quarter results showed substantial improvement from the first quarter and we expect the earnings to continue to improve over the next 2-4 quarters," said Norman W. Gayle, III, President and CEO. "While the arbitration award was less than expected, we are pleased with the favorable impact on our liquidity from the prompt payment of the award and the associated investment income that we will receive. We will update our 2002 earnings guidance when we release earnings on August 8th."

     Vesta also announces that its exposure to WorldCom bonds is limited to a $1.0 million pre-tax realized loss in the second quarter.

      Vesta will report earnings on August 8, 2002 after the close of market and host a live Webcast on Friday, August 9 at 10 am (ET) to discuss the second quarter results.

About Vesta Insurance Group, Inc.

Vesta, headquartered in Birmingham, Ala., is a holding company for a group of insurance and financial services companies that offer a wide range of consumer-based products.

This news release indicates management's beliefs, plans or objectives with respect to the earnings for the second quarter, charges announced herein related to the F&G Re arbitration and its expected realized losses. These indications, whether expressed or implied, are only predictions and should be considered "forward-looking statements" under applicable securities laws. You should be aware that Vesta's actual operations and financial performance may differ materially from those reflected in these forward-looking statements. Please refer to the documents Vesta files from time to time with the Securities and Exchange Commission, specifically Vesta's most recent Form 10-K and Exhibit 99.1 attached thereto, and the prospectus dated June 20, 2001, which contains and identifies additional important factors that could cause the actual results to differ materially from those contained in the projections or forward-looking statements.

# # #